UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 10, 2015, NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), through subsidiaries of its operating partnership, originated a $38.1 million subordinate interest (the “Subordinate Interest”) in a 12-property, 2,811-unit multifamily portfolio with properties located in New Jersey, Pennsylvania and Delaware (the “Portfolio”). NorthStar Income II funded the Subordinate Interest with proceeds from its ongoing initial public offering. NorthStar Income II initially funded $35.1 million of the Subordinate Interest at origination, and intends to fund the remaining $3.0 million ($1,051 per unit) for capital expenditures over the investment term, subject to the satisfaction of certain conditions.

The Portfolio contains approximately 2.2 million square feet of residential space and over 12,000 square feet of retail space. The Portfolio is close to several major metropolitan markets with concentrations proximate to New York City and Philadelphia. The Portfolio Purchaser, an affiliate of a New York City-based real estate investment fund (the “Portfolio Purchaser”), intends to implement a total of $21.1 million ($7,501 per unit) in capital improvements to the Portfolio.

The Subordinate Interest bears a fixed annual interest rate of 12.0% (the “Interest Rate”). Cash flow from the Portfolio currently supports the Interest Rate, however, the Subordinate Interest has been structured to allow up to 4.0% interest accrual in the event that the Portfolio’s cash flow declines. The Subordinate Interest was originated at a 1.5% discount and NorthStar Income II is entitled to a 15.0% profit participation in the Portfolio’s cash flow and capital proceeds above certain return thresholds. At any time after the first 24 months of the Subordinate Interest origination (but not during the last two years of, or during the first year following, the Senior Borrowing, as described further below) the Subordinate Interest may be redeemed by the Portfolio Purchaser for an amount equal to the greater of (1) NorthStar Income II’s share of the fair market value of the Portfolio if it were liquidated and distributed in accordance with the terms of the Subordinate Interest and (2) the amount required for NorthStar Income II to have earned a return of 1.36x of its committed capital (the “Redemption Payment”), subject to certain conditions and NorthStar Income II’s right to consent to any disposition of the underlying properties.  However, in the event that the Subordinate Interest has not been redeemed within five years from the date of origination NorthStar Income II has a right to cause the redemption of the Subordinate Interest for its share of the fair market value of the Portfolio. The Portfolio Purchaser has agreed to comply with various financial and other covenants, and is subject to customary events of default (subject to certain materiality thresholds and cure periods). The events of default for the Subordinate Interest are standard for investments of this type and include, for example, payment and covenant breaches, insolvency of the Portfolio Purchaser, the occurrence of an event of default relating to the Portfolio or a change in control of the Portfolio Purchaser.

At the time of closing, the Portfolio Purchaser contributed $20.9 million of equity toward the acquisition of the Portfolio. The remaining cost of the Portfolio acquisition was financed with a $132.8 million loan by an unaffiliated third-party lender (the “Senior Borrowing”). The Portfolio Purchaser will pay interest on the Senior Borrowing at a floating rate of 2.58% over the one-month London Interbank Offered Rate. The Senior Borrowing may be prepaid subject to a one-year lockout period and then a 1.0% prepayment fee thereafter.

The loan-to-value ratio (“LTV Ratio”) of the Subordinate Interest is approximately 89%. The LTV Ratio is the amount loaned to the Portfolio Purchaser net of certain reserves funded and controlled by the lenders and their affiliates, if any, over the appraised value of the Portfolio at the time of origination. If the appraised value was not available for an individual property, the allocated purchase price for the property was used in calculating the LTV Ratio.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the ability of the Portfolio Purchaser to effectively manage the Portfolio securing the Subordinate Interest; the ability of the Portfolio Purchaser to comply with the terms, including financial and other covenants, of the investment and the Senior Loan; the Portfolio Purchaser’s ability to complete planned property improvements to the Portfolio; whether the underlying properties’ cash flow is sufficient to cover the full interest payment for the Senior Borrowing and the Subordinate Interest; whether the Portfolio’s cash flow declines; whether NorthStar Income II will realize any benefit from the profit participation in the Portfolio; changes in market demand and rental rates for commercial properties located in New Jersey, Pennsylvania and Delaware; whether the Portfolio Purchaser redeems the Subordinate Interest; whether NorthStar Income II will receive its minimum return within five years from the date of origination; future property values; the impact of any losses from NorthStar Income II’s investments on cash flow and returns; changes in economic conditions generally and the real estate and debt markets specifically; availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in NorthStar Income II’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: December 16, 2015	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary

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